UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2026

SPHERE 3D CORP.
(Exact name of registrant as specified in its charter)

Ontario	001-36532	98-1220792
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

243 Tresser Blvd, 17th Floor
 Stamford, Connecticut, United States 06901
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (647) 952 5049

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	ANY	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously announced, on March 5, 2026, Sphere 3D Corp., a company existing under the laws of the Province of Ontario, Canada ("Sphere"), S3D Acquisition Corp., a company existing under the laws of the Province of British Columbia, Canada and a wholly-owned subsidiary of Sphere ("Amalco Sub"), and Cathedra Bitcoin Inc., a company existing under the laws of the Province of British Columbia, Canada ("Cathedra"), entered into an arrangement agreement (the "Arrangement Agreement"), pursuant to which, on the terms and subject to the conditions set forth therein, Sphere agreed to acquire Cathedra in a stock-for-stock transaction (the "Arrangement") pursuant to a plan of arrangement under the Business Corporations Act (British Columbia) (the "Plan of Arrangement"). On June 1, 2026 (the "Closing Date"), pursuant to the terms and conditions set forth in the Arrangement Agreement, Sphere (through Amalco Sub) acquired all of the issued and outstanding subordinate voting shares of Cathedra (the "Cathedra SV Shares") and multiple voting shares of Cathedra (the "Cathedra MV Shares") pursuant to the Plan of Arrangement with Cathedra becoming a wholly-owned subsidiary of Sphere.

The foregoing descriptions of the Arrangement and Arrangement Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Arrangement Agreement, which is included as Exhibit 2.1 to the Current Report on Form 8-K filed by Sphere with the Securities and Exchange Commission (the "SEC") on March 11, 2026 and is incorporated by reference herein.

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in the Introductory Note and Item 5.02 of this Current Report on Form 8-K is incorporated by reference in its entirety into this Item 1.01.

Employment Agreement for Joel Block

On the Closing Date, Sphere entered into an Employment Agreement (the "Block Employment Agreement") with Joel Block, pursuant to which Mr. Block will serve as Chief Executive Officer of Sphere.

The Block Employment Agreement does not provide for a fixed term, and Mr. Block's employment is "at will," terminable by either Sphere or Mr. Block at any time, with or without cause and with or without notice, subject to the severance provisions described below. Sphere has agreed to use commercially reasonable efforts to cause Mr. Block to be nominated for re-election as a director at each annual general meeting of Sphere's shareholders.

Under the Block Employment Agreement, Mr. Block will receive an annual base salary of $425,000, subject to annual review (with the first review effective as of January 31, 2027).

Mr. Block is eligible to receive an annual discretionary bonus with a target of 125% of his base salary (the "Block Target Bonus"), with the actual amount (which may be more or less than such target) determined by the Sphere Board (as defined below) (or a committee thereof) based on Sphere's performance and individual performance criteria established in consultation with Mr. Block. If the Sphere Board does not communicate written performance criteria by March 31 of the applicable fiscal year, Mr. Block is deemed entitled to the full Block Target Bonus for that year, subject to the other earning conditions in the agreement.

In addition, Mr. Block is eligible to receive annual long-term incentive equity awards ("LTI Awards"), which may include stock options, restricted stock, restricted stock units ("RSUs"), stock appreciation rights, phantom stock or other equity-based awards, granted under Sphere’s equity incentive plan on terms consistent with those applicable to Sphere’s executive officers generally, as determined by the Compensation Committee of the Sphere Board ("Compensation Committee") in its sole discretion. In addition, in connection with the commencement of his employment and pursuant to the Block Employment Agreement, subject to the approval of the Compensation Committee and the Sphere Board, Mr. Block shall be entitled to a one-time inducement equity award of an aggregate of 500,000 RSUs (the "RSUs Grant"), which shall be settled in common shares of Sphere (the "Sphere Common Shares"), vesting, subject to Mr. Block’s continued employment, bi-annually in four equal installments over a two-year period, with the first tranche vesting on the six-month anniversary of the grant date.

In addition, pursuant to the Block Employment Agreement, Mr. Block also remains eligible to receive a $1.6 million transaction-related cash retention bonus (the "Block Cash Bonus"), as provided under his prior employment agreement with Cathedra with respect to the Arrangement, which shall become payable upon satisfaction of two vesting conditions: (i) the achievement of certain performance milestones of the combined company (as described in the Block Employment Agreement); and (ii) either continued employment through January 1, 2027, or a termination of employment other than by Sphere for "Cause" or by Mr. Block without "Good Reason" (each as defined in the Block Employment Agreement). If payable, the Block Cash Bonus is payable in monthly installments of $133,333. If the Sphere Board determines it does not have sufficient cash to make a monthly Block Cash Bonus payment, the payment may be made in fully vested registered Sphere Common Shares with a fair market value equal to the installment amount.

During the term, Mr. Block is entitled to fully paid family health insurance and to participate in Sphere's other executive benefit plans, and is eligible for reimbursement of the cost of certain personal insurance coverage in an amount up to an average of $5,000 per month (not to exceed $60,000 per year).

In the event of a termination of Mr. Block's employment by Sphere without "Cause" or by Mr. Block for "Good Reason" (each as defined in the Block Employment Agreement), and subject to his execution and non-revocation of a release of claims, Mr. Block is entitled to severance benefits consisting of: (i) continued payment of his base salary (at the highest rate in effect during the preceding year) plus 100% of his Block Target Bonus (at the highest rate in effect during the preceding year), with such aggregate amount payable in substantially equal installments over 18 months following termination; (ii) any earned but unpaid annual bonus for a completed fiscal year plus a pro-rated annual bonus for the fiscal year of termination; (iii) 18 months of continued employer-paid COBRA health coverage (or equivalent reimbursement of up to $5,000 per month); and (iv) full accelerated vesting (and, if applicable, exercisability) of all unvested equity awards.

Upon any termination, Mr. Block is also entitled to certain accrued obligations, consisting of accrued but unpaid base salary, unreimbursed business expenses and accrued unused vacation. In the event of a termination due to Mr. Block's disability, he will continue to receive his full base salary and specified benefits for 12 months and will be entitled to a pro-rated portion of his Block Target Bonus through the date of the disability. In the event of Mr. Block's death, his estate will be entitled to the accrued obligations, any bonuses and vested equity awards, and accelerated vesting of his unvested equity awards as of the day immediately prior to his death.

The Block Employment Agreement also contains customary confidentiality and non-solicitation provisions for an agreement of this nature.

The foregoing description of the Block Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Block Employment Agreement, the form of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Amended and Restated Employment Agreement for Kurt Kalbfleisch

On May 29, 2026, Sphere entered into a Fourth Amended and Restated Employment Agreement (the "Kalbfleisch Employment Agreement") with Kurt Kalbfleisch, pursuant to which Mr. Kalbfleisch will serve as Chief Financial Officer of Sphere.

Under the Kalbfleisch Employment Agreement, Mr. Kalbfleisch will receive an annual base salary of $330,000, subject to annual review (with the first review effective as of January 31, 2027).

Mr. Kalbfleisch is eligible to receive an annual discretionary bonus with a target of 90% of his base salary (the "Kalbfleisch Target Bonus"), with the actual amount (which may be more or less than such target) determined by the Sphere Board (or a committee thereof) based on the company's performance and individual performance criteria established in consultation with Mr. Kalbfleisch. If the Sphere Board does not communicate written performance criteria by March 31 of the applicable fiscal year, Mr. Kalbfleisch is deemed entitled to the full Kalbfleisch Target Bonus for that year, subject to the other earning conditions in the agreement. In addition, the Sphere Board may, in its sole discretion, approve the issuance of restricted stock units and/or options based upon the achievement of certain performance and financial thresholds determined by the Board in consultation with Mr. Kalbfleisch.

Pursuant to the terms of the Kalbfleisch Employment Agreement, upon the consummation of the Arrangement, Mr. Kalbfleisch is entitled to a transaction bonus of $300,000, payable in three equal monthly installments following the Closing. Additionally, Mr. Kalbfleisch is eligible for a retention bonus of $1,095,000 (the "Kalbfleisch Cash Bonus"), payable in monthly installments of $91,250, contingent upon satisfaction of two vesting conditions: (i) the achievement of certain performance milestones of Sphere (as described in the Kalbfleisch Employment Agreement) (the "Performance Condition"); and (ii) either continued employment through January 1, 2027, or a termination of employment other than by Sphere for "Cause" or by Mr. Kalbfleisch without "Good Reason" (each as defined in the Kalbfleisch Employment Agreement). If the Sphere Board determines it does not have sufficient cash to make a monthly Kalbfleisch Cash Bonus payment, the payment may be made in fully vested registered Sphere Common Shares with a fair market value equal to the installment amount.

In the event of a termination of Mr. Kalbfleisch’s employment by the Employer without "Cause" or by Mr. Kalbfleisch for "Good Reason" (each as defined in the Kalbfleisch Employment Agreement), and subject to his execution and non-revocation of a release of claims, Mr. Kalbfleisch is entitled to severance benefits. If such termination occurs on or after January 1, 2027, severance consists of continued payment of his base salary plus 100% of his Target Bonus for a period of 12 months following termination. If such termination occurs prior to January 1, 2027, in lieu of the foregoing severance, Mr. Kalbfleisch is entitled to a conditional severance payment of $1,095,000, payable as salary continuation over 18 months, contingent upon satisfaction of the Performance Condition, plus the health continuation benefits and equity acceleration described below. Receipt of such conditional severance payment precludes receipt of the Kalbfleisch Cash Bonus. In either case, Mr. Kalbfleisch is also entitled to a pro-rata share of his Kalbfleisch Target Bonus through the date of termination and any declared but unpaid bonus from the prior year. He is further entitled to 18 months of employer-paid COBRA health coverage continuation (or equivalent reimbursement of up to $5,000 per month). Subject to certain limited exceptions as set forth in the Kalbfleisch Employment Agreement, all vested and unvested equity awards previously granted to Mr. Kalbfleisch will immediately vest upon such termination.

The Kalbfleisch Employment Agreement also contains customary confidentiality and non-solicitation provisions for an agreement of this nature.

The foregoing description of the Kalbfleisch Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Kalbfleisch Employment Agreement, the form of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Voting Agreements

Pursuant to the terms of the Arrangement Agreement and effective at the Effective Time, Sphere entered into a Voting Agreement with Thomas Masiero, Jialin Qu, and Joel Block (each, a "Principal Holder"). Pursuant to the terms of the Voting Agreement, each Principal Holder has agreed, for a period of 24 months following the Closing Date (the "Term"), to vote, or cause to be voted, all Sphere Common Shares beneficially owned or controlled by such Principal Holder at each meeting of shareholders in accordance with the recommendations of the Sphere Board (as defined below). During the Term, each Principal Holder has also agreed not to deposit any such Sphere Common Shares into a voting trust or other voting arrangement, and not to solicit proxies or take any action in opposition to, or in competition with, any Sphere Board-recommended proposal; provided that the foregoing voting obligations will not apply to any proposal that would materially and disproportionately adversely impact such Principal Holder compared to other Sphere shareholders. The Voting Agreement terminates automatically upon expiration of the Term and may be terminated earlier by mutual written agreement or by the Principal Holder upon the occurrence of certain events, including a material uncured breach by Sphere, a change of control of Sphere, a delisting of Sphere Common Shares, or Sphere becoming subject to bankruptcy or insolvency proceedings. In addition, solely for the Voting Agreement with Mr. Block, the Voting Agreement may be terminated by Mr. Block if he is terminated (whether or not for cause) from, or resigns from, the position of Chief Executive Officer, or any other officer position, of Sphere.

The foregoing description of the Voting Agreements does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Voting Agreement with Messrs. Masiero and Qu, the form of which is attached to this Current Report on Form 8-K as Exhibit 10.3, and the Voting Agreement with Mr. Block, the form of which is attached to this Current Report on Form 8-K as Exhibit 10.4, in each case the terms of which are incorporated herein by reference.

Indemnity Agreements

On June 1, 2026, Sphere entered into an Indemnity Agreement with each of Sphere's directors and officers. The form of Indemnity Agreement is substantially the same for each director and officer.

Each Indemnity Agreement provides, among other things and subject to certain limitations in the Indemnity Agreement and the Business Corporations Act (Ontario), that, in connection with such director's or officer's service as a director or officer of Sphere, Sphere will (1) hold harmless and indemnify the director or officer, if he is, or is threatened to be made, a party to a Proceeding (as defined in the Indemnity Agreement); (2) hold harmless and indemnify the director or officer against all Expenses and Liabilities (each as defined in the Indemnity Agreement) actually and reasonably incurred in connection with a Proceeding to the extent that the director or officer is successful in such Proceeding or in defense of any claim, issue, or matter therein; (3) reimburse the director or officer for all Expenses actually and reasonably incurred by the director or officer if he is a witness in any Proceeding or receives a subpoena with respect to any Proceeding; advance Expenses incurred by a director or officer in connection with any Proceeding; and (4) ensure that the officer or director is covered under any insurance policy maintained by the Sphere that provides liability insurance for directors officers or persons serving in a similar capacity for Sphere. The rights provided to each director or officer under the Indemnity Agreement are in addition to any rights he may have under applicable law, including the Business Corporations Act (Ontario), and Sphere's by-laws.

The foregoing description of the Indemnity Agreements does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of each Indemnity Agreement, the form of which is attached to this Current Report on Form 8-K as Exhibit 10.5 and the terms of which are incorporated herein by reference

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference in its entirety into this Item 2.01.

At the effective time of the Arrangement (the "Effective Time"), among other things:

  each holder of Cathedra SV Shares received 0.123014 Sphere Common Shares for each Cathedra SV Share held (the "SVS Exchange Ratio");

  each holder of Cathedra MV Shares received 12.3014 Sphere Common Shares for each Cathedra MV Share held (the "MVS Exchange Ratio");

  each unvested restricted share unit to acquire Cathedra SV Shares (each, an "Accelerated Cathedra RSU"), other than the Cathedra RSU held by Joel Block described below, fully vested in accordance with its terms and each holder of an Accelerated Cathedra RSU received the number (rounded down to the nearest whole number) of Sphere Common Shares equal to the product of (i) the number of Cathedra SV Shares subject to the Accelerated Cathedra RSU immediately before the Effective Time, multiplied by (ii) the SVS Exchange Ratio;

  the unvested restricted share unit to acquire Cathedra SV Shares (each, a "Cathedra RSU"), other than an Accelerated Cathedra RSU, held by Joel Block was exchanged for a replacement RSU allowing Mr. Block to receive the number (rounded down to the nearest whole number) of Sphere Common Shares equal to the product of (i) the number of Cathedra SV Shares subject to the original Cathedra RSU immediately before the Effective Time, multiplied by (ii) the SVS Exchange Ratio; and

  each holder of warrants to acquire Cathedra SV Shares (each, a "Cathedra Warrant") received a replacement warrant allowing the holder to acquire (rounded down to the nearest whole number) of Sphere Common Shares equal to the product of (i) the number of Cathedra SV Shares subject to the original Cathedra Warrant immediately prior to the Effective Time, multiplied by (ii) the SVS Exchange Ratio. The exercise price per Sphere Common Share equaled the quotient (rounded up to the nearest one-hundredth of a cent) of (x) the exercise price per Cathedra SV Share underlying the exchanged Cathedra Warrant immediately prior to the Effective Time divided by (y) the SVS Exchange Ratio, subject to certain adjustments;

provided, however, that certain Cathedra shareholders who would otherwise receive Sphere Common Shares in excess of seven percent (7%) of the then-outstanding Sphere Common Shares (on a non-diluted basis following consummation of the Arrangement as set forth in the Plan of Arrangement) (the "Ownership Cap") instead received, in lieu of the number of Sphere Common Shares in excess of the Ownership Cap, an equivalent number of Series I Preferred Shares (defined below).

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in the Introductory Note and under Item 2.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference in its entirety into this Item 3.02. The securities issued pursuant to the Arrangement Agreement, consisting of (i) 2,405,300 Sphere Common Shares, (ii) 1,387,117 Series I Preferred Shares, (iii) restricted share units in respect of up to an aggregate of 178,073 Sphere Common Shares, issued in exchange for the outstanding Cathedra RSU held by Joel Block, and (iv) warrants to purchase up to an aggregate of 115,867 Sphere Common Shares, at exercise prices ranging from $11.08 to $272.40 per share, issued in exchange for outstanding Cathedra Warrants, were issued in reliance upon Section 3(a)(10) of the Securities Act of 1933, as amended (the "Securities Act"), based on the final order of the Supreme Court of British Columbia issued on May 25, 2026, approving the Plan of Arrangement following a hearing by the court which considered, among other things, the fairness of the Arrangement to the persons affected.

Item 3.03.  Material Modification to Rights to Security Holders.

The information set forth in the Introductory Note and under Item 5.03 of this Current Report on Form 8-K is incorporated by reference in its entirety into this Item 3.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 1.01 of this Current Report on Form 8-K is incorporated by reference in its entirety into this Item 5.02.

Director Resignations and Appointments

Pursuant to the terms of the Arrangement Agreement and effective at the Effective Time, Duncan McEwan and Susan Harnett resigned from the board of directors of Sphere (the "Sphere Board"). The resignations of Mr. McEwan and Ms. Harnett were not the result of any disagreement with Sphere on any matter relating to Sphere's operations, policies or practices. Effective immediately following the Effective Time and as previously approved by the shareholders of Sphere, Kurt Kalbfleisch, Marcus Dent, Joel Block and Nicholas Gates have been appointed to the Sphere Board and current director of Sphere, Timothy Hanley, has been appointed Chairman.

Other than the Arrangement Agreement, there are no arrangements or understandings between any of Messrs. Kalbfleisch, Block, Dent, or Gates and Sphere or any other person pursuant to which each was selected as a director. The Sphere Board has determined that each of Messrs. Dent, Gates and Hanley is independent under the applicable listing rules of The Nasdaq Stock Market LLC and the rules and regulations of the SEC.

Following the appointment of the new directors, the composition of the standing committees of the Sphere Board is as follows:

  Audit Committee: Marcus Dent, Nicholas Gates and Timothy Hanley, with Mr. Hanley serving as Chair;
  Compensation Committee: Marcus Dent, Timothy Hanley and Nicholas Gates, with Mr. Gates serving as Chair; and
  Nominating and Governance Committee: Nicholas Gates, Timothy Hanley and Marcus Dent, with Mr. Dent serving as Chair.

The Sphere Board has determined that each member of the Sphere Audit Committee satisfies the additional independence standards for audit committee members set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Nasdaq Rule 5605(c)(2)(A). The Sphere Board has further determined that Mr. Hanley qualifies as an audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act.

Kurt L. Kalbfleisch, age 60, has served as Sphere's Chief Financial Officer since December 1, 2014. Previously, Mr. Kalbfleisch served as Sphere's Chief Executive Officer from November 5, 2025 to the Closing Date and as Acting Chief Executive Officer from January 31, 2025 to November 5, 2025. Mr. Kalbfleisch also served as Chief Financial Officer of Overland Storage, Inc. ("Overland") from February 2008 until his resignation from Overland on July 19, 2022. Previously, Mr. Kalbfleisch served in various other roles at Overland since July 2007, including Senior Vice President, Secretary and Vice President of Finance. Prior to joining Overland, he was a manufacturing budget analyst for McDonnell Douglas Corp. Mr. Kalbfleisch also served on the board of Paladin Group. Mr. Kalbfleisch holds a Bachelor of Arts in Business from Point Loma Nazarene University and a Master of Business Administration from the University of San Diego.

Joel Block, age 42, was appointed Sphere's Chief Executive Officer effective as of the Closing Date. Mr. Block is a seasoned executive with more than 20 years of experience across finance, accounting, operations, and sales. From July 2025 to the Closing Date, Mr. Block served as Chief Executive Officer of Cathedra and Chairman of Cathedra's board of directors. From December 2021 to November 2023, he served as the Chief Financial Officer of US Bitcoin Corp.; prior to this role, from September 2021 to November 2021, he served as US Bitcoin Corp.'s Chief Business Officer. US Bitcoin Corp. merged with Hut 8 Corp. on November 30, 2023. Prior to US Bitcoin Corp., from February 2015 to August 2021 he served as CFO, and then CEO, of Collegewise, one of the US's largest college admissions companies. From 2005 to 2013, he served in a number of roles at Credit Suisse, including as a Vice President on the Institutional Fixed Income Sales team, where he specialized in interest rate derivatives and hedging transactions. He has served on the board of the Young Presidents Organization Orange County Chapter. He received his Bachelor of Business Administration with concentrations in Finance and Accounting and a minor in Statistics from the University of Michigan Ross School of Business.

Marcus Dent, age 34, is the founder of TFTC.io, a media company focused on Bitcoin and Freedom in the Digital Age. He is also a Managing Partner at Ten31, a bitcoin-focused venture capital firm. Previously, Mr. Dent served as Director of Business Development at Great American mining from 2019 to 2021.

Nicholas Gates, age 37, is a seasoned energy executive with over a decade of experience leading large-scale power and infrastructure projects across the U.S. From March 2021 to January 2025, he served as a Senior Business Development Manager at Priority Power Management, LLC ("Priority Power") where he led business development efforts to expand Priority Power's market presence in Bitcoin mining and data centers. Since January 2025, he has served as the Managing Director of Integrated Projects at Priority Power, where he spearheads strategic growth for clients in Bitcoin mining, HPC, and AI through site development and power procurement. He holds both an MBA in Finance and a Bachelor of Science in Business Administration from The University of Tulsa.

Officer Resignations and Appointments

Pursuant to the terms of the Arrangement Agreement and effective immediately following the Effective Time, Kurt Kalbfleisch resigned as Chief Executive Officer of Sphere and Joel Block was appointed Chief Executive Officer of Sphere. Mr. Kalbfleisch remains Sphere's Chief Financial Officer.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 29, 2026, Sphere filed articles of amendment (the "Articles of Amendment") to establish the preferences, limitations and relative rights of a new series of preferred stock designated as the Series I Preferred Stock (the "Series I Preferred Shares"). The Articles of Amendment became effective upon filing. The Sphere Common Shares rank junior to the Series I Preferred Shares in all respects (except as provided in connection with certain liquidation events described below). Sphere's Series H Preferred Shares rank senior to the Series I Preferred Shares.

Holders of Series I Preferred Shares are entitled to receive notice of, and attend in a non-voting capacity, all meetings of shareholders of Sphere (other than meetings of holders of another class meeting separately). The Series I Preferred Shares carry no general voting rights, except for certain limited protective voting rights as expressly provided in the Articles of Amendment and as otherwise required by law.

Holders of outstanding Series I Preferred Shares are entitled to receive dividends, subject to applicable law and the rights of the holders of Series H Preferred Shares, payable annually on June 1 of each applicable calendar year, or on the next business day if such date is not a business day.  Dividends are payable exclusively in additional Series I Preferred Shares ("PIK Shares") at the following rates: (a) 8.00% per annum for the first 12-month period following the Closing; (b) 8.00% per annum for the second 12-month period following the Closing; and (c) 8.00% per annum for the third 12-month period following the Closing. The number of Series I Preferred Shares issuable on each dividend payment date is calculated based on the number of Series I Preferred Shares held by the applicable holder on that date, rounded down to the nearest whole share.  Holders of Series I Preferred Shares have no right to receive dividends after the 36-month anniversary of the Closing.

Each share of Series I Preferred Shares (other than PIK Shares) is convertible into one Sphere Common Share on the following schedule: (x) up to 33-1/3% of such Series I Preferred Shares following the 12-month anniversary of the Closing; (y) up to an aggregate of 66-2/3% of such Series I Preferred Shares following the 24-month anniversary of the Closing; and (z) up to an aggregate of 100% of such Series I Preferred Shares following the 36-month anniversary of the Closing, in each case, excluding any PIK Shares. PIK Shares are convertible into Sphere Common Shares on a one-for-one basis on or after the 36-month anniversary of the Closing.

Notwithstanding the foregoing conversion schedule (including the limitation on conversion of PIK Shares prior to the 36-month anniversary of the Closing), if Joel Block ceases to be Sphere's Chief Executive Officer as a result of (i) a termination of his employment by Sphere without cause, (ii) his resignation for Good Reason (as defined in his employment agreement with Sphere), or (iii) his entry into a mutually agreed separation agreement with Sphere, or if Mr. Block is not included on Sphere's management slate of directors at any meeting of Sphere's shareholders, then, effective upon such occurrence, each holder of Series I Preferred Shares may convert, in whole or in part and at any time thereafter, all of its Series I Preferred Shares, including all PIK Shares previously issued to such holder, into Sphere Common Shares.

The aggregate number of Sphere Common Shares issuable upon conversion of the Series I Preferred Shares is subject to a cap (the "Exchange Cap") equal to the maximum number of Sphere Common Shares that Sphere may issue upon such conversion without breaching its obligations under the rules of the Nasdaq Capital Market, unless Sphere obtains shareholder approval for issuances in excess of such amount. The Exchange Cap is allocated pro rata among the holders of Series I Preferred Shares. Sphere is not required under any circumstance to settle any conversion of the Series I Preferred Shares in cash and may settle any such conversion through the delivery of unregistered Sphere Common Shares.

In the event of a voluntary or involuntary liquidation, dissolution or winding-up of Sphere, holders of Series I Preferred Shares are entitled to receive, before any distribution to holders of the Sphere Common Shares or other junior shares, an amount per Series I Preferred Share equal to the greater of (i) the closing sale price of the Sphere Common Shares on the trading day immediately preceding such event and (ii) the amount such holder would have received had its Series I Preferred Shares been converted into Sphere Common Shares immediately prior to the liquidation event. After payment of such amounts, holders of Series I Preferred Shares and Sphere Common Shares are not entitled to share in any further distribution of assets of Sphere in connection with such liquidation, dissolution or winding-up.

Certain transactions, including certain sales of all or substantially all of Sphere's undertaking, property or assets, certain mergers, amalgamations or consolidations, and certain sales, exchanges or other dispositions of outstanding Sphere Common Shares or reorganizations or similar transactions in which Sphere's shareholders immediately prior to the transaction do not retain a majority interest or voting power, are treated as deemed liquidations.  In a deemed liquidation where the consideration would be receivable by Sphere's shareholders, distributions and payments are to be made to holders of Series I Preferred Shares and Sphere Common Shares on a pro rata basis, treating all outstanding Series I Preferred Shares as if converted into Sphere Common Shares immediately prior to the deemed liquidation.  Holders of Series I Preferred Shares and holders of Sphere Common Shares are entitled to receive the same form of consideration in such a deemed liquidation.  Sphere is required to provide holders of Series I Preferred Shares with at least 10 business days' prior written notice of the consummation of any deemed liquidation.

Until the date following the 36-month anniversary of the Closing Date, Sphere may not, without the approval of the holders of a majority of the then outstanding Series I Preferred Shares: (1) make any return of capital in respect of shares ranking junior to the Series I Preferred Shares (unless holders of Series I Preferred Shares participate on a pari passu basis with the holders of Sphere Common Shares), or (2) make any return of capital in respect of shares ranking pari passu with the Series I Preferred Shares (unless holders of Series I Preferred Shares participate on a pari passu basis with the holders of Sphere Common Shares). These restrictions do not limit Sphere's ability to redeem or repurchase common share purchase warrants or other securities convertible into or exchangeable for Sphere Common Shares.

The foregoing summary of the Series I Preferred Shares and the Articles of Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the copy of the Articles of Amendment attached as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 1, 2026, Sphere and Cathedra jointly issued a press release in connection with the consummation of the Arrangement.  A copy of the press release is attached hereto as Exhibit 99.1 to and is incorporated by reference herein.

The information in this Item 7.01, including the corresponding Exhibit 99.1, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filings under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The historical audited consolidated financial statements of Cathedra as of December 31, 2025 and 2024 and for the years ended December 31, 2025 and 2024 and the related notes thereto, together with the reports of SRCO Professional Corporation, independent registered public accounting firm, concerning those financial statements and related notes, are filed as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated by reference. The unaudited consolidated financial statements of Cathedra as of March 31, 2026 and 2025 and for the three months ended March 31, 2026 and 2025 and the related notes thereto are filed as Exhibit 99.3 to this Current Report on Form 8-K and are incorporated by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet of Sphere and Cathedra as of March 31, 2026 and the unaudited pro forma condensed combined statement of comprehensive income of Sphere and Cathedra for the year ended December 31, 2025 and the three months ended March 31, 2026, including the related notes thereto, giving effect to the Arrangement, are filed as Exhibit 99.4 to this Current Report on Form 8-K and are incorporated herein by reference. The unaudited pro forma financial information gives effect to the Arrangement on the basis of, and subject to, the assumptions set forth in accordance with Article 11 of Regulation S-X.

(d) Exhibits.

Exhibit Number	Description
2.1 *	Arrangement Agreement, dated as of March 5, 2026, by and among Sphere 3D Corp., S3D Acquisition Corp. and Cathedra Bitcoin Inc. (incorporated by reference to Exhibit 2.1 of Sphere's Current Report on Form 8-K filed with the SEC on March 11, 2026).
3.1	Sphere 3D Corp. Articles of Amendment of Series I Preferred Shares.
10.1*	Employment Agreement, by and among Sphere 3D Mining Corp., Sphere 3D Corp., and Joel Block, dated June 1, 2026.
10.2*	Fourth Amended and Restated Employment Agreement, by and among Sphere 3D Corp. and Kurt Kalbfleisch, dated May 29, 2026.
10.3	Form of Voting Agreement for Thomas Masiero and Gavin Qu.
10.4	Form of Voting Agreement for Joel Block.
10.5	Form of Indemnity Agreement.
23.1	Consent of SRCO Professional Corporation.
99.1	Press Release dated June 1, 2026.
99.2	Audited Consolidated Financial Statements of Cathedra for the years ended December 31, 2025 and 2024 and the notes related thereto and the Report of Independent Registered Public Accounting Firm thereon.
99.3	Unaudited Consolidated Financial Statements of Cathedra as of March 31, 2026 and for the three months ended March 31, 2026 and 2025 and the notes related thereto.
99.4	Unaudited Pro Forma Condensed Combined Financial Information as of and for the three months ended March 31, 2026 and for the year ended December 31, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*   Certain of the schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5).  Sphere agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

No Offer or Solicitation

This Current Report on Form 8-K is not intended to and does not constitute or form part of any offer to sell or subscribe for or any invitation to purchase or subscribe for any securities in any jurisdiction.

Forward-Look Statements and Cautionary Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements generally relate to future events, including the timing of the proposed transaction and other information related to the proposed transaction. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions. Expectations and beliefs regarding matters discussed herein may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected.  Forward-looking information includes but is not limited to information concerning the intentions, plans and future actions of Sphere and Cathedra.  The forward-looking statements contained in this communication are also subject to other risks and uncertainties, including those more fully described in filings with the SEC, including Sphere's reports filed on Form 10-K, Form 10-Q and Form 8-K and in other filings made by Sphere with the SEC from time to time and available at www.sec.gov. These forward-looking statements are based on current expectations, which are subject to change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 3, 2026

SPHERE 3D CORP.

By:	/s/ Kurt Kalbfleisch
Kurt Kalbfleisch
Chief Financial Officer